NEWS RELEASE
2600 Troy Center Drive	• Troy, MI 48084	CONTACT: Mary Ann Victor,
Phone: (248) 244-1400	• Fax: (248) 244-0978	Vice President and Chief Administrative Officer
www.somanetics.com		(248) 244-1409
Bill Iacona, Chief Financial Officer,
(248) 244-1423

FOR IMMEDIATE RELEASE

SOMANETICS REPORTS SECOND QUARTER 2010 RESULTS

TROY, Mich. – June 21, 2010 — Somanetics Corporation (Nasdaq: SMTS) today reported net revenues of $13.9 million for the second quarter ended May 31, 2010, a 17 percent increase from $11.8 million in the same period of 2009.  For the six months ended May 31, 2010, net revenues increased 18 percent to $27.0 million from $23.0 million in the same period last year.

U.S. net revenues increased 15 percent to $10.7 million in the second quarter of 2010 from $9.3 million in the same period last year.  International net revenues increased 28 percent to $3.2 million from $2.5 million. For the six-month period, U.S. and international revenues increased 17 and 20 percent, respectively, to $21.1 million and $5.9 million from $18.1 million and $4.9 million.

Second-quarter income before income taxes was $2.4 million, compared with $2.9 million for the second quarter of 2009.  Net income was $1.5 million, or $0.12 per diluted share, compared with net income of $1.8 million, or $0.14 per diluted share, in the second quarter of 2009.

For the six-month period ended May 31, 2010, income before income taxes improved to $5.5 million from $5.0 million for the same period last year. Net income increased 15 percent to $3.6 million from $3.1 million for the comparable period in 2009.

Gross margin was 88 percent in the second quarter, compared with 86 percent in the second quarter of 2009.  For the six months ended May 31, 2010, gross margin was 87 percent, compared with 86 percent in the same period of 2009.

Cash, marketable securities and long-term investments at May 31, 2010 totaled $80.1 million, with no borrowings.

Cancellation of Second-Quarter Conference Call

On June 16, 2010, Covidien plc and Somanetics announced the signing of a definitive merger agreement under which Covidien will acquire all of the outstanding shares of Somanetics Corporation for $25.00 per share in cash, for a total of $250 million, net of cash acquired. In light of this announcement, Somanetics has canceled its second-quarter 2010 financial results conference call, which had been scheduled to take place on June 23, 2010.

SOMANETICS ANNOUNCES SECOND QUARTER RESULTS

The acquisition, which will take the form of an all-cash tender offer by a wholly-owned subsidiary of Covidien, followed by a second-step merger, is subject to customary closing conditions, including receipt of certain regulatory approvals, and is expected to be completed by July 31, 2010.  Once the transaction has been completed, Covidien will report the Somanetics business as part of its Oximetry and Monitoring product line in the Medical Devices business segment.

About Somanetics

Somanetics Corporation develops, manufactures and markets the INVOS® Cerebral/Somatic Oximeter. The INVOS System is the only commercially-available cerebral/somatic oximeter with labeling for improved outcomes after surgery in patients above 2.5 kg. The INVOS System is the clinical reference standard in cerebral/somatic oximetry, with a 12-year market track record, more than 750 clinical references and implementation at approximately 800 U.S. hospitals. Somanetics also develops, manufactures and markets the Vital Sync™ System, a device that integrates data from bedside devices into a single system for enhanced patient assessment and decision making, data management and data storage. Somanetics supports its customers through a direct U.S. sales force and clinical education team. Covidien markets INVOS System products in Europe, Canada, the Middle East and South Africa and Edwards Lifesciences represents INVOS System products in Japan. For more information, visit http://www.somanetics.com/.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are not historical facts. Covidien and Somanetics have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this release include without limitation statements regarding the expected timing of the completion of the transaction and statements regarding the effect of the transaction on Covidien’s business, and statements regarding future innovation and market growth. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements.  Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties.  Risks and uncertainties that could cause results to differ from expectations include:  uncertainties as to the timing of the transaction; uncertainties as to how many of Somanetics’ stockholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Covidien’s and Somanetics’ control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in Covidien’s and Somanetics’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections of Covidien’s and Somanetics’ most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Covidien DE Corp., a wholly-owned subsidiary of Covidien, and the Solicitation/Recommendation Statement to be filed by Somanetics.  Neither Covidien nor Somanetics undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.  All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement.

SOMANETICS ANNOUNCES SECOND QUARTER RESULTS

IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This release is neither an offer to purchase nor a solicitation of an offer to sell any securities of Somanetics Corporation. Covidien DE Corp. (”Purchaser”), an indirect, wholly-owned subsidiary of Covidien, has not commenced the tender offer for the Somanetics common shares described in this release.

Upon commencement of the tender offer, Purchaser will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents.  Following commencement of the tender offer, Somanetics will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9.  These documents will contain important information about Covidien, Somanetics, the transaction and other related matters.  Investors and security holders are urged to read each of these documents carefully when they are available.

Investors and security holders will be able to obtain free copies of the tender offer statement, the tender offer solicitation/recommendation statement and other documents filed with the SEC by Purchaser and Somanetics through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of these documents by contacting:

Covidien
Investor Relations
508-452-4650
investor.relations@covidien.com

or

Somanetics Corporation
Investor Relations
248-244-1409
irrequests@somanetics.com

 SOMANETICS ANNOUNCES SECOND QUARTER RESULTS

SOMANETICS CORPORATION
BALANCE SHEETS

	May 31,	November 30,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,795,802	$28,964,273
Marketable securities	8,749,471	24,763,854
Accounts receivable	8,140,310	8,878,942
Inventory	3,270,486	3,622,531
Prepaid expenses	413,644	1,087,450
Accrued interest receivable	50,598	138,099
Deferred tax asset - current	51,060	51,060
Total current assets	55,471,371	67,506,209
PROPERTY AND EQUIPMENT (at cost):
Demonstration and no capital cost sales equipment at customers	4,475,463	4,285,163
Machinery and equipment	2,157,316	1,886,582
Furniture and fixtures	1,055,489	545,796
Leasehold improvements	468,877	197,450
Total	8,157,145	6,914,991
Less accumulated depreciation and amortization	(3,931,415)	(3,966,645)
Net property and equipment	4,225,730	2,948,346
OTHER ASSETS:
Long-term investments	36,535,755	26,004,995
Deferred tax asset – non-current	3,091,381	2,795,963
Intangible assets, net	227,845	234,003
Goodwill	1,783,712	1,783,712
Other	15,000	15,000
Total other assets	41,653,693	30,833,673
TOTAL ASSETS	$101,350,794	$101,288,228

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,228,344	$1,466,497
Accrued liabilities	1,833,547	1,788,552
Total current liabilities	3,061,891	3,255,049
OTHER LIABILITIES:
Deferred rent	106,705	-
Total other liabilities	106,705	-
TOTAL LIABILITIES	3,168,596	3,255,049
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred shares; authorized, 1,000,000 shares of $.01 par value;
no shares issued or outstanding	-	-
Common shares; authorized, 20,000,000 shares of $.01 par value;
issued and outstanding, 11,953,384 shares at May 31, 2010,
and 12,104,462 shares at November 30, 2009	119,534	121,045
Additional paid-in capital	94,294,835	97,696,229
Retained earnings	3,767,829	215,905
Total shareholders' equity	98,182,198	98,033,179
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$101,350,794	$101,288,228

SOMANETICS ANNOUNCES SECOND QUARTER RESULTS

SOMANETICS CORPORATION

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months		Six Months
	Ended May 31,		Ended May 31,
	2010	2009	2010	2009
NET REVENUES	$13,884,777	$11,831,560	$27,024,461	$22,986,914
COST OF SALES	1,676,771	1,603,755	3,422,225	3,184,236
Gross Margin	12,208,006	10,227,805	23,602,236	19,802,678

OPERATING EXPENSES:
Research, development and engineering	738,600	485,780	1,351,754	919,742
Selling, general and administrative	9,405,910	7,184,010	17,382,185	14,487,908
Total operating expenses	10,144,510	7,669,790	18,733,939	15,407,650

OPERATING INCOME	2,063,496	2,558,015	4,868,297	4,395,028

OTHER INCOME:
Interest income	356,421	328,836	608,889	600,221
Total other income	356,421	328,836	608,889	600,221
INCOME BEFORE INCOME TAXES	2,419,917	2,886,851	5,477,186	4,995,249

INCOME TAX EXPENSE	(914,219)	(1,109,286)	(1,925,262)	(1,915,505)

NET INCOME	$1,505,698	$1,777,565	$3,551,924	$3,079,744

NET INCOME PER COMMON SHARE - BASIC	$0.13	$0.15	$0.30	$0.26

NET INCOME PER COMMON SHARE - DILUTED	$0.12	$0.14	$0.28	$0.24

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	11,943,665	12,056,844	11,985,978	12,047,707

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	12,890,899	12,923,857	12,889,541	12,923,141